EXHIBIT 5
                 [LETTERHEAD OF UNITED ARTISTS THEATRE COMPANY]

                                October 15, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

          RE:  Registration Statement on Form S-8 for
               1998 Management Stock Plan
               --------------------------
Ladies and Gentlemen:

I am General Counsel of United Artists Theatre Company, a Delaware corporation (the "Company"), and have acted as counsel to the Company in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed under the Securities Act of 1933, as amended, relating to the issuance of up to 1,518,000 shares of Class B Non-Voting Common Stock, $0.01 par value per share, of the Company ("Class B Common Stock") pursuant to The United Artists Theatre Company 1998 Management Stock Plan (the "Plan").

In connection with the foregoing, I have examined: (a) the Amended and Restated Certificate of Incorporation and the By-laws of the Company, (b) the Plan, and
(c) such other documents, corporate records and other instruments as I have deemed necessary or appropriate for the purposes of the opinion set forth herein.

I am of the opinion that:

         1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware;

         2. The Plan, including the proposed delivery of up to 1,518,000 shares of Class B Common Stock thereunder, has been duly authorized by appropriate corporate action of the Company; and

         3. The aforesaid shares of Class B Common Stock, when delivered pursuant to the provisions of the Plan, will be legally issued, fully paid and non-assessable.
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Securities and Exchange Commission
October 15, 1998
Page 2

I hereby consent to the filing of this opinion as an exhibit to said Registration Statement and to its use in connection therewith, and to the reference to me in Item 5 of Part II of the Registration Statement.

                                           Very truly yours,

                                           /s/  Gene Hardy
                                           -------------------------------------
                                           Gene Hardy
                                           Executive Vice President and General
                                           Counsel